Exhibit 99.1

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NYSE Euronext Announces Second Quarter 2013 Financial Results

— Second Quarter GAAP Diluted EPS of $0.71 vs. $0.49 in Prior Year —

— Non-GAAP Diluted EPS of $0.63, Up 24% Excluding Merger Expenses, Exit Costs and Discrete Items —

— Global Leader in IPOs Year-to-Date; Share of Tech IPOs at 64% —

— Cumulative $161 Million in Project 14 Cost Savings Achieved; 64% of $250 Million Project 14 Goal —

— Significant Progress Made on the Proposed ICE Transaction —

— Clearing for London-Based Derivatives Market Transitioned to ICE Clear Europe —

Financial and Operating Highlights1, 2

•	Diluted non-GAAP EPS of $0.63, up 24% compared to 2Q12; Up 11% from 1Q13

•	Net revenue of $611 million up 1% compared to 2Q12; Up 2% from 1Q13

•	Fixed operating expenses of $382 million, down 5% on constant dollar / portfolio basis vs. 2Q12

•	Operating income of $229 million, up 11% compared to 2Q12; Up 4% from 1Q13

•	Debt-to-EBITDA ratio 1.9 times, down from 2.5 times at end of 2012

•	Board declares third quarter 2013 cash dividend of $0.30 per share provided that the ICE transaction has not been completed as of the September 16th record date.

[1]	All comparisons versus 2Q12 unless otherwise stated. Excludes merger expenses, exit costs, charge for fair value adjustment to RSU awards, disposal activities and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – July 30, 2013 – NYSE Euronext (NYX) today reported net income of $173 million, or $0.71 per diluted share on a GAAP basis, for the second quarter of 2013, compared to net income of $125 million, or $0.49 per diluted share, for the second quarter of 2012. Results for the second quarter of 2013 and 2012 included $22 million and $12 million, respectively, of pre-tax merger expenses and exit costs. Second quarter 2013 results also included a $10 million gain recorded for non-operating items due to the sale of a portion of our equity stake in LCH.Clearnet and a reserve release related to a favorable settlement with certain European tax authorities which significantly reduced our GAAP effective tax rate. Excluding merger expenses, exit costs, disposal activity and discrete tax items, net income in the second quarter of 2013 was $153 million, or $0.63 per diluted share on a non-GAAP basis, compared to $128 million, or $0.51 per diluted share, in the second quarter of 2012.

“We continue to execute solidly against our business plan as we build momentum toward closing the ICE deal,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We successfully transitioned our London-based derivatives market to ICE Clear Europe and were ranked number one year-to-date in capital raising with our market share in technology listings increasing to 64%. The strength of our listings franchise continues to build and we are very pleased to welcome Oracle to the NYSE today to close the market. We were also appointed the administrator for LIBOR. Turning to our transaction with ICE, we are gratified that our shareholders and the European Commission have approved the transaction and we are working with the College of Regulators in Europe and other regulators to obtain all the appropriate remaining approvals.”

The table below summarizes the financial results1 for the second quarter of 2013:

				% Δ 2Q13	Year- to-Date		% Δ YTD ‘13
($ in millions, except EPS)	2Q13	1Q13	2Q12	vs . 2Q12	2013	2012	vs . YTD ‘12
Total Revenues [2]	$995	$963	$986	1%	$1,958	$1,938	1%

Total Revenues, Less Transaction-Based Expenses [3]	611	600	602	1%	1,211	1,203	1%
Other Operating Expenses [4]	382	380	396	(4%)	762	801	(5%)

Operating Income [4]	$229	$220	$206	11%	$449	$402	12%
Net Income [5]	$153	$139	$128	20%	$292	$249	17%
Diluted Earnings Per Share [5]	$0.63	$0.57	$0.51	24%	$1.19	$0.97	22%
Operating Margin	37%	37%	34%	3 ppts	37%	33%	4 ppts
Adjusted EBITDA Margin	48%	47%	45%	3 ppts	47%	44%	3 ppts

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs and charge for fair value adjustment to RSU awards.
[5]	Excludes merger expenses, exit costs, charge for fair value adjustment to RSU awards, disposal activities and discrete tax items.

“Our results for the second quarter reflect the actions we have taken to grow our businesses and diligently manage our cost base and capital,” commented Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext. “On a constant dollar/portfolio basis, costs are down 7% year-to-date and we have already achieved 64% of the $250 million Project 14 target for costs reductions, well ahead of the 60% promised by year-end 2013. Further cost savings will come online in the second-half of 2013 with the completed transition to ICE Clear Europe which will position us to easily surpass our full-year cost guidance target of $1,525 million. Turning to capital, capital expenditures year-to-date are running 30% below the prior year period and we are on track to come in well below our 2013 guidance of $150 million. We retired the $414 million remaining on our $750 million June 2013 notes, which combined with strong EBITDA generation, reduced our debt-to-EBITDA ratio to 1.9 times. The debt retirement will reduce interest expense in the second half of the year. All of these actions have helped bolster our business model and set the table for our proposed combination with ICE.”

SECOND QUARTER 2013 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $611 million in the second quarter of 2013, up 1% from the second quarter of 2012 and included a $2 million negative impact from foreign currency fluctuations.

Other operating expenses, excluding merger expenses and exit costs, were $382 million in the second quarter of 2013, down $14 million, or 4% compared to the second quarter of 2012. Excluding the impact of new business initiatives and a $2 million positive impact attributable to foreign currency fluctuations, other operating expenses were down $20 million, or 5%, compared to the second quarter of 2012.

Cumulative Project 14 savings through the second quarter of 2013 were $161 million, which represented 64% of the total $250 million expected to be saved by the end of 2014.

Operating income, excluding merger expenses and exit costs, was $229 million, up $23 million, or 11% compared to the second quarter of 2012.

Adjusted EBITDA, excluding merger expenses and exit costs, was $291 million, up $19 million, or 7% compared to the second quarter of 2012. Adjusted EBITDA margin was 48% in the second quarter of 2013, compared to 45% in the second quarter of 2012.

Loss from associates is primarily related to New York Portfolio Clearing. Net (income) loss attributable to non-controlling interest consists primarily of net income attributable to NYSE Amex Options, which was partially offset by the net loss attributable to NYSE Liffe U.S.

The effective tax rate for the second quarter of 2013, excluding merger expenses, exit costs and discrete tax items, was 24% compared to approximately 25% for the second quarter of 2012.

The weighted average diluted shares outstanding in the second quarter of 2013 was 244 million, down from 253 million in second quarter of 2012.

At June 30, 2013, total debt was $2.2 billion. The decline in total debt was driven by the retirement of the remaining $414 million of our $750 million 4.80% notes that were due in June 2013. Cash, cash equivalents and short term financial investments (including $154 million related to Section 31 fees collected from market participants and due to the SEC) were $0.3 billion and net debt was $1.9 billion.

The ratio of debt-to-EBITDA at the end of the second quarter of 2013 was 1.9x, down from 2.5x at the end of 2012. The decline was driven by the retirement of the remaining $414 million of our $750 million 4.80% notes due in June 2013 and stronger adjusted EBITDA generation in the first half of 2013, compared to the second half of 2012.

Total capital expenditures were $32 million in the second quarter of 2013, down from $41 million in the second quarter of 2012.

The board of directors declared a cash dividend of $0.30 per share for the third quarter of 2013 with a record date of September 16, 2013 and a payment date of September 30, 2013. The anticipated ex-date will be September 12, 2013. However, the third quarter 2013 dividend is payable on the payment date only if the ICE transaction has not been completed as of the record date.

SECOND QUARTER 2013 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
( $ in millions)	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
2Q13	$195	$103	$111	$302	$128	$169	$114	$25	$38
1Q13	$201	$104	$113	$287	$114	$154	$112	$25	$38
2Q12	$182	$85	$95	$300	$127	$170	$119	$27	$40
YTD 2013	$396	$207	$224	$589	$242	$323	$226	$50	$76
YTD 2012	$358	$164	$184	$604	$246	$331	$240	$55	$82

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $195 million in the second quarter of 2013 increased $13 million, or 7% compared to the second quarter of 2012 and included a $3 million negative impact from foreign currency fluctuations. The $16 million increase in derivatives net revenue, on a constant currency basis, compared to the second quarter of 2012, was driven by higher average daily trading volumes in European interest rate derivatives products. Highlights for the second quarter of 2013 included:

•

Global derivatives ADV, excluding Bclear, in the second quarter of 2013 of 7.7 million contracts increased 12% compared to the second quarter of 2012, but decreased 2% compared to first quarter of 2013 levels.

•

NYSE Euronext European derivatives products ADV of 4.0 million contracts in the second quarter of 2013 decreased 13% compared to the second quarter of 2012 and decreased 10% from first quarter of 2013 levels. Excluding Bclear, European derivatives products ADV in the second quarter of 2013 increased 13% compared to the second quarter of 2012, but decreased 9% from the first quarter of 2013.

•

U.S. equity options ADV in the second quarter of 2013 increased 12% to 4.4 million contracts compared to the second quarter of 2012 and increased 3% from the first quarter of 2013. U.S. consolidated equity options ADV of 15.9 million contracts increased 7% compared to the second quarter of 2012 and increased 6% from the first quarter of 2013. NYSE Euronext’s U.S. equity options exchanges accounted for 28% of total consolidated U.S. equity options trading in the second quarter of 2013, up from 26% in the second quarter of 2012, and in-line with the first quarter of 2013.

•

NYSE Liffe and ICE Clear Europe, a wholly-owned subsidiary of IntercontinentalExchange, completed the clearing transition for the London-based derivatives market of NYSE Liffe to ICE Clear Europe. The clearing transition involved 43 member firms with 75 million contract sides being transferred to ICE Clear Europe along with $11.2 billion margin held at the clearing house on the morning of July 1, 2013. The combined guaranty fund for ICE Energy and NYSE Liffe Futures and Options is set at $1.2 billion from July 1, 2013. In addition, the migration covered over 1,300 products across bond, commodity, equity, index and interest rate derivatives and ten new settlement currencies for ICE Clear Europe.

•

NYSE Euronext Rate Administration Limited, a subsidiary of NYSE Euronext, announced that following a rigorous selection process conducted by the independent Hogg Tendering Advisory Committee, NYSE Euronext Rate Administration Limited has been appointed as the new administrator for LIBOR. The transfer of the administration from BBA LIBOR Ltd, the subsidiary of the British Bankers’ Association is expected to be completed in early 2014, once the Financial Conduct Authority’s authorization of NYSE Euronext Rate Administration Limited is complete.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $302 million in the second quarter of 2013 increased $2 million, or 1% compared to the second quarter of 2012 and included a $1 million positive impact from foreign currency fluctuations. Highlights for the second quarter of 2013 included:

•

European cash ADV of 1.5 million transactions in the second quarter of 2013 decreased 14% from 1.7 million transactions in the second quarter of 2012, but increased 7% from first quarter of 2013 levels. European cash market share (value traded) in NYSE Euronext’s four core markets was 67% in the second quarter of 2013, up from 66% in the second quarter of 2012 and up from 65% in the first quarter of 2013.

•

In the U.S., cash trading ADV in the second quarter of 2013 decreased 11% to 1.6 billion shares from 1.8 billion shares in the second quarter of 2012, but increased 5% from the first quarter of 2013. Tape A matched market share was 31% in the second quarter of 2013, down from the 32% recorded in the second quarter of 2012, but up from 30% recorded in the first quarter of 2013. Trading off-exchange, as reported by Trade Reporting Facilities (“TRF”), increased to 35% of overall consolidated average daily volume in the second quarter of 2013 up from 32% in the second quarter of 2012.

•	NYSE Euronext ranked #1 globally in initial public offerings (IPOs) and follow-ons globally through the second quarter of 2013. NYSE Euronext raised $29 billion in total global proceeds on 72 IPOs and $105 billion in total global proceeds on 256 follow-ons. In the U.S., NYSE Euronext led the market with 47 IPOs raising $15 billion in proceeds (excluding closed-end funds) and has steadily captured share in technology-based IPOs. NYSE Euronext has listed 64% of the technology IPOs in the U.S., through the second quarter of 2013, including Tableau Software, Gigamon, Light in the Box and ChannelAdvisor.

•

NYSE was the leader in transfers – 4 companies with $168 billion in total market capitalization transferred or announcing transfer to the NYSE in the first half of 2013, while 8 companies with $3.9 billion in total market capitalization transferred away. Oracle Corp. (ORCL) announced transfer to the NYSE on 6/20/2013, and began trading on the NYSE on 7/15/2013. ORCL is the largest transfer in history with $156 billion in market capitalization. Since 2010, five Nasdaq-100 Index members have transferred to the NYSE, including two in 2013 (Oracle Corp. and Perrigo Co.). Since 2000, 227 companies have transferred to the NYSE with a total market capitalization of $706 billion.

•

In the first half of 2013, NYSE Euronext welcomed 23 new listings on its European markets. Key listings included: Infosys (INFY), a global leader in consulting and technology and the first Indian company admitted to trading on NYSE Euronext’s London and Paris markets; Constellium (CSTM), a global leader in innovative and high value-added aluminum products; and Bpost (BPOST), the leading postal operator in Belgium, and the year’s second largest IPO in Europe and the largest non-finance related IPO.

•

NYSE Euronext opened EnterNext®, its marketplace for SMEs. This new subsidiary is dedicated to companies that have a capitalization of under €1 billion and already covers over 750 SMEs listed on the regulated market of NYSE Euronext and on NYSE Alternext.

•

Euronext extended its range of stock market indices with the addition of the CAC 40® Ext, which tracks the market’s benchmark CAC 40®, but with extended calculation and distribution hours. With the CAC 40® Ext index, investors can track trends in the CAC 40®.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $114 million in the second quarter of 2013, a decrease of $5 million, or 4% compared to the second quarter of 2012 but increased $2 million or 2% from the first quarter of 2013. The decrease in revenue was primarily due to the decline in the number of large, one-time managed services sales which was partially offset by higher market data revenue from previously announced market data initiatives. Highlights for the second quarter of 2013 included:

•

NYSE Technologies launched NYSE BQT (Best Quote & Trades), a consolidated XDP feed that provides a real-time, unified view of Level 1 market data, including Best Bid/Offer and Last Sale information for the NYSE, NYSE Arca, and NYSE MKT exchanges including NASDAQ issues traded on NYSE Arca and NYSE MKT.

•

Market Data initiatives continue to build with approximately 84% of all clients registered for the new non-display license agreements. This momentum will be further reflected in the third quarter and on an annual basis is expected to increase revenues by double digits.

•	NYSE Technologies was named ‘Best Data Center Provider to the Sell Side’ by Waters Technology. The award was presented at the Waters Technology, Sell Side Technology Awards.

•	Americas Trading System Brasil (ATS Brasil), a joint venture between Americas Trading Group (ATG) and NYSE Euronext, has formally made an authorization request with the Securities and

Exchange Commission (CVM) in Brazil to launch a new stock exchange in the Brazilian market. The formal request to approve ATS Brasil for trading in 2014 also includes provisions for the admission of new liquidity providers to the joint venture.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

NYSE Euronext Earnings News Release with Tables and Operating Data

Analyst/Investor/Media Call: July 30, 2013 at 8:00 a.m. (NY/EDT) / 2:00 p.m. (Paris/CEST)

A presentation and live audio webcast of the second quarter 2013 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 877.280.4962

International: 857.244.7319

Passcode: 32047272

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 32457864

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, disposal activities, the BlueNext tax settlement, debt refinancing costs, charge for fair value adjustment to RSU awards and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets—the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca—represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This written communication contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. ICE Group, ICE and NYSE Euronext caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving ICE Group, ICE and NYSE Euronext, including future financial results, ICE’s and NYSE Euronext’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s and NYSE Euronext’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, without limitation, the following: the inability to close the merger in a timely manner; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of NYSE Euronext’s operations with those of ICE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ICE’s, NYSE Euronext’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company, as are described in the section entitled “Risk Factors” in the joint proxy statement/prospectus filed by ICE Group with the SEC, and as described in ICE’s and NYSE Euronext’s respective filings with the SEC that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in ICE’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 6, 2013, and “Risk Factors” in NYSE Euronext’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 26, 2013. You should not place undue reliance on forward-looking statements, which speak only as of the date of this written communication. Except for any obligations to disclose material information under the Federal securities laws, ICE Group, ICE and NYSE Euronext undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this written communication.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ICE Group has filed with the SEC a registration statement on Form S-4, which the SEC has declared effective and which contains a joint proxy statement/prospectus with respect to the proposed acquisition of NYSE Euronext by ICE Group. The final joint proxy statement/prospectus has been delivered to the stockholders of ICE and NYSE Euronext. INVESTORS AND SECURITY HOLDERS OF BOTH ICE AND NYSE EURONEXT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING ICE, NYSE EURONEXT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ICE and NYSE Euronext, without charge, at the SEC’s website at http://www.sec.gov. Investors may also obtain these documents, without charge, from ICE’s website at http://www.theice.com and from NYSE Euronext’s website at http://www.nyx.com.

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended			Six months ended
	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues
Transaction and clearing fees	$657	$634	$649	$1,291	$1,258
Market data	91	83	87	174	178
Listing	111	110	112	221	222
Technology services	77	80	87	157	173
Other revenues	59	56	51	115	107

Total revenues	995	963	986	1,958	1,938
Transaction-based expenses:
Section 31 fees	78	75	86	153	152
Liquidity payments, routing and clearing	306	288	298	594	583

Total revenues, less transaction-based expenses	611	600	602	1,211	1,203

Other operating expenses
Compensation	154	161	152	315	312
Depreciation and amortization	62	62	66	124	132
Systems and communications	42	43	44	85	89
Professional services	67	69	69	136	142
Selling, general and administrative	57	55	65	112	126
Merger expenses and exit costs	22	8	12	30	43

Total other operating expenses	404	398	408	802	844

Operating income	207	202	194	409	359
Net interest and investment income (loss)	(25)	(27)	(28)	(52)	(56)
Loss from associates	(3)	(2)	(2)	(5)	(3)
Net gain (loss) on disposal activities	10	—	(2)	10	(2)
Other income (loss)	6	(1)	3	5	3

Income before income taxes	195	172	165	367	301
Income tax (provision) benefit	(17)	(41)	(34)	(58)	(79)

Net income	178	131	131	309	222
Net (income) loss attributable to noncontrolling interest	(5)	(5)	(6)	(10)	(10)

Net income attributable to NYSE Euronext	$173	$126	$125	$299	$212

Basic earnings per share attributable to NYSE Euronext	$0.71	$0.52	$0.50	$1.23	$0.83
Diluted earnings per share attributable to NYSE Euronext	$0.71	$0.52	$0.49	$1.22	$0.83
Basic weighted average shares outstanding	243	243	252	243	255
Diluted weighted average shares outstanding	244	244	253	244	256

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended			Six months ended
Non-GAAP Reconciliation	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Income (loss) before income taxes—GAAP	$195	$172	$165	$367	$301
Excluding:
Merger expenses and exit costs	22	8	12	30	43
Net (gain) loss on disposal activities	(10)	—	2	(10)	2
Fair value adjustment to RSU awards	—	10	—	10	—

Income before income taxes—as adjusted	207	190	179	397	346
Income tax provision	(49)	(46)	(45)	(95)	(87)

Net income—as adjusted	158	144	134	302	259
Net (income) loss attributable to noncontrolling interest	(5)	(5)	(6)	(10)	(10)

Net income attributable to NYSE Euronext—as adjusted	$153	$139	$128	$292	$249

Diluted earnings per share attributable to NYSE Euronext	$0.63	$0.57	$0.51	$1.19	$0.97

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended June 30, 2013					Three months ended June 30, 2012
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$262	$395	$—	$—	$657	$219	$430	$—	$—	$649
Market data		10	44	37	—	91	11	44	32	—	87
Listing		—	111	—	—	111	—	112	—	—	112
Technology services		—	—	77	—	77	—	—	87	—	87
Other revenues		13	46	—	—	59	10	40	—	1	51

Total revenues		285	596	114	—	995	240	626	119	1	986
Transaction-based expenses:
Section 31 fees		—	78	—	—	78	—	86	—	—	86
Liquidity payments, routing and clearing		90	216	—	—	306	58	240	—	—	298

Total revenues, less transaction-based expenses		195	302	114	—	611	182	300	119	1	602
Depreciation and amortization	[a]	8	41	13	—	62	10	43	13	—	66
Merger expenses and exit costs (M&E)	[b]	3	3	1	15	22	7	7	4	(6)	12
Other operating expenses		84	133	76	27	320	87	130	79	34	330

Operating income—GAAP	[c]	$100	$125	$24	$(42)	$207	$78	$120	$23	$(27)	$194

Operating income excluding M&E	[c] + [b]	$103	$128	$25	$(27)	$229	$85	$127	$27	(33)	$206

Adjusted EBITDA	[c] + [b] + [a]	$111	$169	$38	$(27)	$291	$95	$170	$40	(33)	$272

Operating margin excluding M&E		53%	42%	22%	N/M	37%	47%	42%	23%	N/M	34%
Adjusted EBITDA margin		57%	56%	33%	N/M	48%	52%	57%	34%	N/M	45%

		Six months ended June 30, 2013					Six months ended June 30, 2012
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$533	$758	$—	$—	$1,291	$425	$833	$—	$—	$1,258
Market data		20	85	69	—	174	22	89	67	—	178
Listing		—	221	—	—	221	—	222	—	—	222
Technology services		—	—	157	—	157	—	—	173	—	173
Other revenues		25	90	—	—	115	22	84	—	1	107

Total revenues		578	1,154	226	—	1,958	469	1,228	240	1	1,938
Transaction-based expenses:
Section 31 fees		—	153	—	—	153	—	152	—	—	152
Liquidity payments, routing and clearing		182	412	—	—	594	111	472	—	—	583

Total revenues, less transaction-based expenses		396	589	226	—	1,211	358	604	240	1	1,203
Depreciation and amortization	[a]	17	81	26	—	124	20	85	27	—	132
Merger expenses and exit costs (M&E)	[b]	5	7	4	14	30	8	13	10	12	43
Fair value adjustment to RSU awards	[c]	—	—	—	10	10	—	—	—	—	—
Other operating expenses		172	266	150	50	638	174	273	158	64	669

Operating income—GAAP	[d]	$202	$235	$46	$(74)	$409	$156	$233	$45	$(75)	$359

Operating income excluding M&E and fair value adjustment to RSU awards	[d] + [c] + [b]	$207	$242	$50	$(50)	$449	$164	$246	$55	$(63)	$402

Adjusted EBITDA	[d] + [c] + [b] + [a]	$224	$323	$76	$(50)	$573	$184	$331	$82	$(63)	$534

Operating margin excluding M&E and fair value adjustment to RSU awards		52%	41%	22%	N/M	37%	46%	41%	23%	N/M	33%
Adjusted EBITDA margin		57%	55%	34%	N/M	47%	51%	55%	34%	N/M	44%

N/M = Not meaningful	We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Expense Base Development on a Constant $ / Constant Portfolio Basis

Fixed operating expenses for the three months ended June 30, 2013 - GAAP	$404
Less:
Merger expenses and exit costs	(22)

	$382
Excluding the impact of:
Currency translation	2
New business initiatives	(8)

Fixed operating expenses for the three months ended June 30, 2013 - as adjusted	$376	[a	]

Fixed operating expenses for the three months ended June 30, 2012 - GAAP	$408
Less:
Merger expenses and exit costs	(12)

Fixed operating expenses for the three months ended June 30, 2012 - as adjusted	$396	[b	]

Variance ($)	$(20)	[a	] - [b] = [c]

Variance (%)	-5%	[c	] / [b]

Fixed operating expenses for the six months ended June 30, 2013 - GAAP	$802
Less:
Fair value adjustment to RSU awards	$(10)
Merger expenses and exit costs	(30)

	$762
Excluding the impact of:
Currency translation	3
New business initiatives	(17)

Fixed operating expenses for the six months ended June 30, 2013 - as adjusted	$748	[a	]

Fixed operating expenses for the six months ended June 30, 2012 - GAAP	$844
Less:
Merger expenses and exit costs	(43)

Fixed operating expenses for the six months ended June 30, 2012 - as adjusted	$801	[b	]

Variance ($)	$(53)	[a	] - [b] = [c]

Variance (%)	-7%	[c	] / [b]

Expense Base Development Versus Project 14 Cost Savings Plan

Fixed operating expenses for the six months ended June 30, 2013 - GAAP	$802
Fixed operating expenses for the six months ended December 31, 2012 - GAAP	871

Fixed operating expenses for the trailing twelve months ended June 30, 2013 - GAAP	$1,673
Less:
Fair value adjustment to RSU awards	$(13)
Merger expenses and exit costs	(121)

	$1,539
Excluding the impact of:
New business initiatives	(52)
Currency translation(1)	18

Fixed operating expenses for the trailing twelve months ended June 30, 2013 - as adjusted	$1,505	[a	]

Fixed operating expenses for the year ended December 31, 2011 - base year	$1,666	[b	]

Project 14 Cost Savings	$161	[b	] - [a] = [c]

Cumulative Project 14 Cost Savings to date as % of total $250 million plan	64%	[c	] / $250

(1)	We measure the Project 14 cost savings utilizing constant currency rates of $1.35 for the Euro and $1.60 for the Pound Sterling.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	June 30, 2013	Dec. 31, 2012
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$322	$380
Accounts receivable, net	442	405
Deferred income taxes	65	67
Other current assets	119	156

Total current assets	948	1,008
Property and equipment, net	887	948
Goodwill	4,027	4,163
Other intangible assets, net	5,573	5,783
Deferred income taxes	70	74
Other assets	541	580

Total assets	$12,046	$12,556

Liabilities and equity
Accounts payable and accrued expenses	$727	$824
Deferred revenue	314	138
Short term debt	179	454

Total current liabilities	1,220	1,416
Long term debt	2,039	2,055
Deferred income taxes	1,401	1,435
Accrued employee benefits	562	602
Deferred revenue	375	378
Other liabilities	22	27

Total liabilities	5,619	5,913

Redeemable noncontrolling interest	286	274

Equity	6,141	6,369

Total liabilities and equity	$12,046	$12,556

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Total Volume
(Unaudited)	2Q13	1Q13	% Δ 2Q13 vs. 1Q13	2Q12	% Δ 2Q13 vs. 2Q12	2Q13	1Q13	% Δ 2Q13 vs. 1Q13	2Q12	% Δ 2Q13 vs. 2Q12	YTD 2013	YTD 2012	% Δ
Number of Trading Days—European Cash	63	62		62		63	62		62		125	127
Number of Trading Days—European Derivatives	64	62		63		64	65		63		126	128
Number of Trading Days—U.S. Markets	64	60		63		64	60		63		124	125
European Derivatives Products (contracts in thousands)	4,048	4,515	-10.3%	4,654	-13.0%	259,087	279,936	-7.4%	293,182	-11.6%	539,024	509,777	5.7%
of which Bclear	749	883	-15.2%	1,743	-57.1%	47,918	54,749	-12.5%	109,827	-56.4%	102,666	153,556	-33.1%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.610	$0.622	-1.9%	$0.674	-9.5%	$0.610	$0.622	-1.9%	$0.674	-9.5%
Avg. Net Revenue Per Contract (ex. Bclear)—Currency Neutral	$0.610	$0.618	-1.3%	$0.656	-7.0%	$0.610	$0.618	-1.3%	$0.656	-7.0%
Total Interest Rate Products[1]	2,463	2,749	-10.4%	1,953	26.1%	157,654	170,433	-7.5%	123,059	28.1%	328,087	238,387	37.6%
Short Term Interest Rate Products	2,276	2,560	-11.1%	1,801	26.4%	145,688	158,710	-8.2%	113,479	28.4%	304,398	218,917	39.0%
Medium and Long Term Interest Rate Products	187	189	-1.1%	152	22.9%	11,965	11,723	2.1%	9,580	24.9%	23,689	19,469	21.7%
Total Equity Products[2]	1,496	1,674	-10.7%	2,622	-43.0%	95,732	103,802	-7.8%	165,188	-42.0%	199,534	261,162	-23.6%
Individual Equity Products	966	1,132	-14.7%	2,065	-53.2%	61,801	70,179	-11.9%	130,086	-52.5%	131,980	196,328	-32.8%
Futures	606	660	-8.2%	1,603	-62.2%	38,806	40,948	-5.2%	100,962	-61.6%	79,755	134,137	-40.5%
Options	359	471	-23.8%	462	-22.3%	22,995	29,231	-21.3%	29,124	-21.0%	52,226	62,191	-16.0%
Equity Index Products	530	542	-2.2%	557	-4.8%	33,931	33,623	0.9%	35,102	-3.3%	67,554	64,834	4.2%
of which Bclear	748	881	-15.1%	1,743	-57.1%	47,918	54,749	-12.5%	109,827	-56.4%	102,666	153,556	-33.1%
Individual Equity Products	650	758	-14.2%	1,667	-61.0%	41,625	47,008	-11.5%	105,025	-60.4%	88,633	144,023	-38.5%
Futures	579	649	-10.9%	1,561	-62.9%	37,032	40,267	-8.0%	98,312	-62.3%	77,299	130,972	-41.0%
Options	72	109	-34.0%	107	-32.7%	4,593	6,742	-31.9%	6,713	-31.6%	11,334	13,051	-13.2%
Equity Index Products	98	123	-20.5%	76	28.4%	6,262	7,630	-17.9%	4,801	30.4%	13,892	9,533	45.7%
Commodity Products	89	92	-3.1%	78	13.7%	5,701	5,701	0.0%	4,935	15.5%	11,403	10,228	11.5%
U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.156	$0.150	4.0%	$0.150	4.0%	$0.156	$0.150	4.0%	$0.150	4.0%
Equity Options Contracts[3]	4,376	4,231	3.4%	3,915	11.8%	280,070	253,843	10.3%	246,634	13.6%	533,914	502,556	6.2%
Total Consolidated Options Contracts	15,879	14,981	6.0%	14,911	6.5%	1,016,261	898,885	13.1%	939,423	8.2%	1,915,146	1,923,930	3.9%
Share of Total Consolidated Options Contracts	27.6%	28.2%		26.3%		27.6%	28.2%		26.3%		27.9%	26.1%
NYSE Liffe U.S.
Futures and Futures Options Volume*	63.3	58.7	7.7%	73.4	-13.8%	4,111.7	3,641.1	12.9%	4,769.3	-13.8%	7,752.8	10,930.6	-29.1%
European Cash Products (trades in thousands)	1,470	1,378	6.7%	1,709	-14.0%	92,600	85,419	8.4%	105,934	-12.6%	178,020	208,861	-14.8%
Avg. Net Revenue Per Transaction	$0.562	$0.620	-9.4%	$0.519	8.3%	$0.562	$0.620	-9.4%	$0.519	8.3%
Avg. Net Revenue Per Transaction—Currency Neutral	$0.562	$0.616	-8.8%	$0.530	6.0%	$0.562	$0.616	-8.8%	$0.530	6.0%
Equities	1,418	1,326	7.0%	1,656	-14.4%	89,352	82,199	8.7%	102,668	-13.0%	171,551	202,107	-15.1%
Exchange-Traded Funds	15	14	8.1%	14	3.1%	932	848	9.9%	890	4.8%	1,780	1,831	-2.8%
Structured Products	32	33	-2.0%	33	-3.9%	2,011	2,019	-0.4%	2,059	-2.3%	4,030	4,294	-6.2%
Bonds	5	6	-14.9%	5	-5.2%	305	353	-13.5%	317	-3.7%	658	628	4.9%
U.S. Cash Products (shares in millions)	1,626	1,545	5.2%	1,823	-10.8%	104,043	92,721	12.2%	114,863	-9.4%	196,764	225,100	-12.6%
Avg. Net Revenue Per 100 Shares Handled	$0.0473	$0.0431	9.7%	$0.0428	10.5%	$0.0473	$0.0431	9.7%	$0.0428	10.5%
NYSE Listed (Tape A) Issues [4]
Handled Volume [5]	1,154	1,120	3.0%	1,304	-11.5%	73,870	67,207	9.9%	82,157	-10.1%	141,077	161,180	-12.5%
Matched Volume [6]	1,113	1,077	3.4%	1,239	-10.2%	71,262	64,603	10.3%	78,081	-8.7%	135,865	152,613	-11.0%
Total NYSE Listed Consolidated Volume	3,608	3,585	0.6%	3,885	-7.1%	230,911	215,111	7.3%	244,756	-5.7%	446,022	488,556	-8.7%
Share of Total Consolidated Volume
Handled Volume [5]	32.0%	31.2%		33.6%		32.0%	31.2%		33.6%		31.6%	33.0%
Matched Volume [6]	30.9%	30.0%		31.9%		30.9%	30.0%		31.9%		30.5%	31.2%
NYSE Arca, MKT and Regional (Tape B) Listed Issues
Handled Volume [5]	286	224	27.4%	279	2.4%	18,298	13,466	35.9%	17,582	4.1%	31,764	34,023	-6.6%
Matched Volume [6]	263	207	26.8%	251	4.6%	16,823	12,435	35.3%	15,826	6.3%	29,258	30,497	-4.1%
Total NYSE Arca & NYSE MKT Listed Consolidated Volume	1,248	994	25.4%	1,188	5.0%	79,841	59,667	33.8%	74,843	6.7%	139,508	144,466	-3.4%
Share of Total NYSE Arca & NYSE MKT Listed Consolidated Volume
Handled Volume [5]	22.9%	22.6%		23.5%		22.9%	22.6%		23.5%		22.8%	23.6%
Matched Volume [6]	21.1%	20.8%		21.1%		21.1%	20.8%		21.1%		21.0%	21.1%
Nasdaq Listed Issues (Tape C)
Handled Volume [5]	186	201	-7.6%	240	-22.7%	11,875	12,048	-1.4%	15,123	-21.5%	23,923	30,218	-20.8%
Matched Volume [6]	166	179	-7.5%	206	-19.3%	10,610	10,758	-1.4%	12,950	-18.1%	21,368	25,726	-16.9%
Total Nasdaq Listed Consolidated Volume	1,781	1,822	-2.3%	1,802	-1.2%	113,979	109,316	4.3%	113,554	0.4%	223,295	224,885	-0.7%
Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	10.4%	11.0%		13.3%		10.4%	11.0%		13.3%		10.7%	13.4%
Matched Volume [6]	9.3%	9.8%		11.4%		9.3%	9.8%		11.4%		9.6%	11.4%
Exchange-Traded Funds [5,7]
Handled Volume [5]	267	212	25.9%	265	0.8%	17,094	12,733	34.2%	16,693	2.4%	29,827	32,100	-7.1%
Matched Volume [6]	245	196	25.1%	238	3.0%	15,694	11,761	33.4%	14,995	4.7%	27,455	28,714	-4.4%
Total ETF Consolidated Volume	1,203	959	25.5%	1,167	3.2%	77,019	57,554	33.8%	73,495	4.8%	134,573	140,693	-4.3%
Share of Total ETF Consolidated Volume
Handled Volume [5]	22.2%	22.1%		22.7%		22.2%	22.1%		22.7%		22.2%	22.8%
Matched Volume [6]	20.4%	20.4%		20.4%		20.4%	20.4%		20.4%		20.4%	20.4%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2013	Mar. 31, 2013	June 30, 2012
NYSE Euronext Listed Issuers
NYSE Listed Issuers
Issuers listed on U.S. Markets[1]	2,942	2,928	2,968
Number of new issuer listings[1]	88	46	75
Capital raised in connection with new listings ($millions)[2]	$8,982	$5,746	$5,086
Euronext Listed Issuers
Issuers listed on Euronext[1]	884	884	923
Number of new issuer listings[3]	14	10	10
Capital raised in connection with new listings ($millions)[2]	$1,207	$6	$1,912
NYSE Euronext Market Data
NYSE Market Data[4]
Share of Tape A revenues (%)	40.3%	39.5%	41.4%
Share of Tape B revenues (%)	26.7%	26.6%	27.0%
Share of Tape C revenues (%)	13.5%	13.6%	15.1%
Professional subscribers (Tape A)	331,102	333,430	360,121
Euronext Market Data
Number of terminals	202,389	205,764	216,752
NYSE Euronext Operating Expenses
NYSE Euronext employee headcount
NYSE Euronext headcount[5]	3,154	3,171	3,062
NYSE Euronext Financial Statistics
NYSE Euronext foreign exchange rate
Average €/US$ exchange rate	$1.306	$1.320	$1.254
Average £/US$ exchange rate	$1.536	$1.552	$1.583

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE MKT and do not include NYSE Arca or structured products listed on the NYSE. There were 1,385 ETPs exclusively listed on NYSE Arca as of June 30, 2013. There were 413 corporate structured products listed on the NYSE as of June 30, 2013.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed- end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE MKT is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of June 30, 2013, 181 companies were listed on NYSE Alternext, 252 on Free Market and 673 ETPs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE MKT listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	Headcount as of March 31, 2013 included 120 employees from the insourcing of offshore resources as part of the January 2013 creation of NYSE Philippines.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.